UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2005

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below in Item 5.02 of this report regarding entry into an indemnity agreement with a newly elected director is hereby incorporated by reference in this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)    On June 21, 2005, the Board of Directors of Alcoa Inc. (“Alcoa”), upon recommendation of its Governance and Nominating Committee, appointed James W. Owens to fill a vacancy on the Board of Directors, effective immediately, for a term expiring at the next regular meeting of shareholders. A copy of the press release announcing Mr. Owens’ election is attached hereto as Exhibit 99 and incorporated herein by reference.

Mr. Owens has been named as a member of the Compensation and Benefits Committee of the Board.

In connection with Mr. Owens’ election to the Board, Alcoa entered into an indemnity agreement with him on June 21, 2005 in the form incorporated by reference herein as Exhibit 10(a), which is the form approved in principle by Alcoa shareholders and which Alcoa has entered into with each of its directors to supplement the indemnification coverage provided by Alcoa’s Articles of Incorporation and By-Laws and the Pennsylvania Business Corporation Law.

There is no arrangement or understanding between Mr. Owens and any other person pursuant to which Mr. Owens was selected as a director of Alcoa. There are no transactions in which Mr. Owens has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following are filed as exhibits to this report:

10(a)	Form of Indemnity Agreement between Alcoa and individual directors or officers, incorporated by reference to exhibit 10(j) to Alcoa’s Annual Report on Form 10-K (Commission file number 1-3610) for the year ended December 31, 1987.

99	Alcoa Inc. press release dated June 21, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Lawrence R. Purtell
Executive Vice President and
General Counsel

Dated: June 22, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10(a)	Form of Indemnity Agreement between Alcoa and individual directors or officers, incorporated by reference to exhibit 10(j) to Alcoa’s Annual Report on Form 10-K (Commission file number 1-3610) for the year ended December 31, 1987.

99	Alcoa Inc. press release dated June 21, 2005.

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